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                                American Century Capital Portfolios, Inc.

                              AMENDMENT TO INVESTMENT SUBADVISORY AGREEMENT

THIS AMENDMENT is made as of the 1st day of January, 2007, by and among AMERICAN CENTURY CAPITAL
PORTFOLIOS, INC., a Maryland corporation ("ACCP"), acting on behalf of American Century Real Estate Fund
(the "ACRE Fund"), a series of shares of ACCP, AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM"), a
Delaware corporation, and J.P. MORGAN INVESTMENT MANAGEMENT INC. (the "Subadvisor"), a Delaware
corporation.

         WHEREAS, ACCP, ACIM and the Subadvisor are parties to a to an Investment Subadvisory Agreement dated January 1, 2000 ("Agreement"); and

         WHEREAS, the parties hereto have agreed to modify the management fee paid to the Subadvisor in consideration of its services rendered to the ACRE Fund as provided in the Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

         1.       Revised Fee Schedule.  Sections 8(a) and 8(b) of the Agreement are hereby deleted in their entirety and the following is substituted in lieu thereof:

         (a)      In consideration of the services rendered pursuant to this Agreement, ACIM will pay the Subadvisor a per annum management fee (the "Applicable Fee") as follows:

----------------------------------------------- ---------------------------------------------- ------------------------------------
        Name of Series                                 Aggregate Net Assets of Series                 Applicable Fee Rate
------------------------------------------------ ---------------------------------------------- -----------------------------------
------------------------------------------------ ---------------------------------------------- -----------------------------------
American Century Real Estate Fund                         First $500 million                              0.425%
----------------------------------------------------------------------------------------------- -----------------------------------
----------------------------------------------------------------------------------------------- -----------------------------------
                                                          Next $500 million                               0.400%
----------------------------------------------------------------------------------------------- -----------------------------------
----------------------------------------------------------------------------------------------- -----------------------------------
                                                          Next  $1.250 billion                            0.350%
----------------------------------------------------------------------------------------------- -----------------------------------
----------------------------------------------------------------------------------------------- -----------------------------------
                                                         Over $2.250 billion                              0.330%
----------------------------------------------------------------------------------------------- -----------------------------------

         (b)      On the fifth  business day of each month,  ACIM shall pay the  Subadvisor the Applicable
                  Fee for  the  previous  month.  The  Applicable  Fee for the  previous  month  shall  be calculated by (i) taking the sum of the amounts  determined  by applying the  Applicable
                  Fee Rates in the table above to the applicable  portions of the aggregate  average daily closing  value of the net  assets of all  classes of the ACRE Fund  during the  previous month;  multiplied  by (ii) a fraction,  the  numerator  of which shall be the number of days in the  previous  month,  and the  denominator  of which  shall be 365 (366 in leap years).

         2.       Counterparts.  This  Amendment  may be  executed  in two or more  counterparts,  each of which shall be an original and all of which together shall constitute one instrument.

         3.       Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and continue to be in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below effective as of the day and year first written above.


J.P. MORGAN INVESTMENT                      AMERICAN CENTURY CAPITAL
MANAGEMENT INC.                                      PORTFOLIOS, INC.


By:      /s/ Danielle K. Azva                           By:   /s/ Charles A. Etherington
Name:    Danielle K. Azva                   Name:    Charles A. Etherington
Title:   Vice President                     Title:   Senior Vice President


                                                     AMERICAN CENTURY
                                                     INVESTMENT
                                                     MANAGEMENT, INC.


                                                     By:      /s/ Charles A. Etherington
                                                     Name: Charles A. Etherington
                                                     Title:   Senior Vice President

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